Exhibit 99.1

NEWS RELEASE

Global Power • 400 E Las Colinas Blvd., Suite 400 • Irving, TX 75039

FOR IMMEDIATE RELEASE

Global Power Appoints Craig E. Holmes as
Senior Vice President of Finance

•                  To be named Chief Financial Officer following the filing of restated historical financial statements

•                  Compensation Committee approved restricted share inducement awards

IRVING, Texas, September 25, 2015 — Global Power Equipment Group Inc. (NYSE: GLPW) (“Global Power” or the “Company”) announced today that it has appointed Craig E. Holmes as Senior Vice President of Finance.

Mr. Holmes brings to Global Power more than 30 years of finance, accounting and executive management experience, including experience as a public company chief financial officer, as the Company moves toward resolution of the previously-announced ongoing accounting review of certain of its historical financial statements.  Following the filing of restated financial statements, the Board intends to name Mr. Holmes as the Company’s new chief financial officer.

In the interim period, Timothy Howsman will serve as a corporate officer and as the Company’s principal financial officer, reporting directly to Terence J. Cryan, President and CEO of Global Power.  Mr. Howsman joined Global Power as Corporate Controller in August 2014 and assumed his current role of Chief Financial Officer of the Products segment in May 2015.  He was appointed to his current segment position in conjunction with the Company’s ongoing efforts to file its restated financial statements; he will retain his Products segment CFO role.  Raymond K. Guba, the Company’s former Chief Financial Officer, resigned from the Company effective September 24, 2015.

Mr. Cryan, commented, “Craig’s considerable financial knowledge, public company experience and leadership skills are a welcome addition to our executive team.  We expect that he will immediately strengthen our finance and accounting operations, be instrumental in our efforts to improve Global Power’s operating performance and more than prove his capabilities as a chief financial officer.”

He added, “We are also appreciative of Tim’s willingness to accept the additional responsibilities as principal financial officer as we continue our work to complete the restatement process.  He has been a vital part of the restatement effort and we appreciate his dedication, diligence and expertise.”

Mr. Holmes began his career at Arthur Andersen where he successfully rose to Partner level.  After leaving the firm in 1995, he held a succession of chief financial officer positions including at publicly-traded Sizmek, Inc., Digital Generation, Inc., Intervoice, Inc. and Excel Communications, Inc.  He currently serves on the Board of Directors of Independent Bank Group, Inc. (NASDAQ: IBTX) where he is chairman of the audit committee, and Hobi International, Inc.  Mr. Holmes earned his master’s degree and Bachelor of Business Administration in Accounting from
Texas Tech University.

Before joining Global Power, Mr. Howsman was Vice President and Controller of Blue Lynx Media, a subsidiary of Tribune Publishing Company.  He also worked at Dresser, Inc. (later acquired by General Electric) as Director of their Accounting Shared Services Center from 2010 to 2011 and Assistant Corporate Controller from 2007 through 2010.  Mr. Howsman is a Certified Public Accountant, Certified Management Accountant and Certified Internal Auditor.  He received his B.B.A. in Accounting from Texas State University — San Marcos.

The Company also announced that the Compensation Committee of its Board of Directors approved employment inducement awards for Mr. Holmes as well as Mr. Peter Dawes, recently appointed President of the Company’s Auxiliary Products segment.  Such awards were granted in accordance with the rules of the NYSE.

Mr. Holmes received 40,000 time-based restricted share units which vest annually in thirds beginning on March 31, 2016.  Mr. Holmes also received 40,000 performance-based restricted share units which vest based on the Company’s achievement of certain performance objectives for each fiscal year occurring between January 1, 2015 and December 31, 2017, with the performance objective for the 2015 fiscal year deemed satisfied at the “target” level of performance.  Mr. Dawes received 30,000 time-based restricted share units which vest in two equal installments on September 15, 2016 and March 15, 2017.  He also received 30,000 performance-based restricted share units which vest based on the Company’s achievement of certain performance objectives, in two equal installments on March 15, 2017 and September 15, 2017.

About Global Power

Global Power Equipment Group Inc. is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global power infrastructure, energy and process industries.  The Products segment includes two primary product categories: Auxiliary Products designs, engineers and manufactures a comprehensive portfolio of equipment for utility-scale natural gas turbines while Electrical Solutions provides custom-configured electrical houses and generator enclosures for the midstream oil & gas industry, the power generation market to include distributed and backup power, as well as other industrial and commercial operations.  Services includes Energy Services, which provides lifecycle maintenance, repair, construction and fabrication services for the industrial, chemical/petrochemical process, oil and gas and power generation industries, and Nuclear Services, which provides on-site specialty support, outage management and maintenance services to domestic utilities’ nuclear power facilities.  The Company routinely provides information at its website: www.globalpower.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995.  These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties.  Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements.  Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, including competitors being awarded business by our customers that had previously been provided by Global Power, shortages in, or increases in prices for, energy and materials such as steel that we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, volatility of our stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy.

In addition, more information may arise during the course of the Company’s previously-announced ongoing accounting review of its previously issued financial statements that would require the Company to make additional adjustments or revisions or to restate further such financial statements. The time required to complete the financial statements and accounting review may cause our results to differ materially from those described in the forward-looking statements.  Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the SEC, including the section of our Annual Report on Form 10-K filed with the SEC on March 9, 2015 titled “Risk Factors.” Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Investor Relations Contact:
Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com